UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

PETER KIEWIT SONS’, INC.

(Name of Registrant as Specified In Its Charter)
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Peter Kiewit Sons’, Inc. intends to deliver the following materials to the stockholders of Peter Kiewit Sons’, Inc. beginning on November 21, 2007.

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 28, 2007

     The following information is provided to supplement and amend the Proxy Statement dated October 23, 2007 (the “Proxy Statement”), of Peter Kiewit Sons’, Inc. (the “Company”) furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the special meeting of Stockholders to be held on Wednesday, November 28, 2007, at 9:30 a.m. local time at the Company’s principal executive offices located at Kiewit Plaza, Omaha, Nebraska 68131. The purposes of the special meeting are as stated in the Notice of Special Meeting of Stockholders, dated October 23, 2007, which accompanied the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.
     Only holders of record of Company common stock as of the close of business on October 11, 2007 (the “Record Date”) are entitled to receive notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each holder of record of Company common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting. At the close of business on October 11, 2007, the Company had outstanding and entitled to vote approximately 19,800,866 shares of common stock.
     At the special meeting, you will be asked to approve proposals to amend and restate the Company’s Restated Certificate of Incorporation (“Certificate”) and to adopt the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”). The Plan is intended to allow the Company to terminate its reporting and other obligations under the Securities Exchange Act of 1934 (the “Exchange Act”) while also continuing the Company’s long-standing policy of employee ownership. In order to implement the Plan and terminate the Company’s reporting obligations under the Exchange Act, the Certificate must be amended and restated as described in the Proxy and herein. If the amendment to and restatement of the Certificate and the Plan are approved, then our eligible employee stockholders, as described in the Proxy and herein, will have the opportunity to become participants in the Plan, and we intend to terminate the registration of the Company’s $0.01 par value common stock (“Common Stock”) under the Exchange Act and thereby eliminate the significant expenses and public reporting obligations required to comply with that Act. A copy of the proposed amendment to and restatement of the Certificate was attached as Annex A to the Proxy. A copy of the Plan was attached as Annex B to the Proxy. More information about the Plan and the proposed deregistration can be found in the Offer to Exchange Outstanding Shares of Common Stock of Peter Kiewit Sons’, Inc. for Interests in the Peter Kiewit Sons’, Inc. Employee Ownership Plan (“Offer to Exchange”), which was attached as Annex D to the Proxy and which is amended and supplemented by the supplement attached as Annex A hereto.
     Your vote is very important. Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible to make sure that your shares are represented and voted. Whether or not you attend the special meeting, you may revoke a proxy at any time before it is voted by filing with our stock registrar a duly executed revocation of proxy, by submitting a duly executed proxy to our stock registrar with a later date or by appearing at the special meeting and voting in person, regardless of the method used to deliver your previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy.
     If you have already submitted a proxy for this meeting and do not wish to change or revoke that proxy, then no further action is required.

1. Summary Term Sheet
               The “Summary Term Sheet” appears directly following the table of contents in the Definitive Proxy Statement. We have revised the text of the “Summary Term Sheet” to present the material issues and terms of the proposals to be voted upon and the Offer to Exchange in a bullet-point format. We have also added or augmented the “Summary Term Sheet” information that had previously appeared elsewhere in the Definitive Proxy Statement.
               The amended and revised “Summary Term Sheet” follows in its entirety:
SUMMARY TERM SHEET
               We are providing this summary term sheet for your convenience. We refer to Peter Kiewit Sons’, Inc. at times as the “Company,” “we,” “our” or “us.” This summary highlights selected information from this proxy statement and addresses the material terms of the proposed Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”) and the proposed amendment to and restatement of the Restated Certificate of Incorporation (the “Certificate”) necessary to effectuate the Plan and the proposed offer to exchange (“Offer to Exchange”) shares of Peter Kiewit Sons’, Inc. common stock, par value $0.01, (the “Common Stock”) for interests in the Plan (the “Interests”). This summary may not contain all of the information about the Plan or the proposed amendment and restatement that is important to you. To understand the proposed Plan and the proposed amendment and restatement, as well as the Offer to Exchange, you should carefully read this proxy statement, the full text of the Plan, the full text of the proposed amendment and restatement, the Offer to Exchange and the other documents to which we refer you in their entirety.
The Plan and the Proposed Amendment to and Restatement of the Certificate; the Offer to Exchange
               If our stockholders (the “Stockholders”) adopt the Plan and approve the amendment to and restatement of our Certificate and the Plan and the Offer to Exchange are implemented, then we intend to terminate the registration of our Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”), which would mean that the Company would no longer be subject to the public disclosure and other requirements of the Exchange Act.
•	Stockholders who are employees or directors of the Company or employees of one of the Company’s controlled subsidiaries (“Eligible Stockholders”) are eligible to participate in the Offer to Exchange.

•	Eligible Stockholders who participate in the Offer to Exchange will hold Interests in the Plan instead of Common Stock.

•	Plan Interests will entitle holders, indirectly, to a set of rights and beneficial ownership with respect to the Company that are effectively identical to those now enjoyed directly by holders of shares of Common Stock.

•	The Company anticipates, as a result of Eligible Stockholders tendering their shares of Common Stock in exchange for Interests in the Plan, to have fewer than 300 registered holders of the

Common Stock, and therefore to be eligible to terminate registration of our Common Stock with the Securities and Exchange Commission (the “SEC”).
•	By deregistering our Common Stock, the Company will no longer be obligated to file annual and periodic reports and other filings with the SEC pursuant to the Exchange Act, and will no longer be subject to the other requirements of the Exchange Act.

•	The proposed amendment to and restatement of the Certificate is necessary to implement the Plan and the Offer to Exchange and the termination of the Company’s reporting obligations with the SEC. The full text of the amendment and restatement is set forth in Annex A to the definitive proxy statement filed with the SEC on October 23, 2007 (the “Definitive Proxy Statement”).

•	Assuming approval of the proposed amendment to and restatement of the Certificate and the adoption of the Plan, ownership of Common Stock by employees of the Company eligible to participate in the Plan will be permitted only through the Plan.

•	Assuming approval of the proposed amendment to and restatement of the Certificate and the adoption of the Plan, the Company intends to repurchase any shares of Common Stock owned by Eligible Stockholders that are not tendered in the Offer to Exchange.

•	Except for Common Stock held by those Stockholders whose employment has been terminated, Common Stock held by Stockholders who are not Eligible Stockholders will remain outstanding following the consummation of the Offer to Exchange. Stockholders who are not Eligible Stockholders will continue to have certain rights to sell their Common Stock to the Company and the Company will continue to have certain rights to repurchase their Common Stock.

•	Assuming no repurchases by the Company of shares not tendered or accepted for exchange in the Offer to Exchange, the total number of shares of Common Stock outstanding will be unchanged, because the Administrator will hold record title to the shares of Common Stock surrendered in the exchange, subject to the terms of the Plan. Therefore, the percentage of ownership of Common Stock beneficially owned by the directors and executive officers of the Company, as a group, will remain unchanged. If shares of Common Stock are repurchased as described above in this paragraph, then the total number of shares outstanding would be reduced by an equal amount and the percentage of beneficial ownership of participants in the Plan would be greater than before the effectiveness of the transactions.
               For a more detailed discussion of the proposed amendment to and restatement of the Certificate, the Plan and the Offer to Exchange, see “Special Factors” of the Definitive Proxy Statement and the information in this supplement.
What Does the Company Seek in the Offer to Exchange
•	The Company seeks to accept up to all the shares of Common Stock held by Eligible Stockholders.
•	As of October 22, 2007, 18,362,811 shares of Common Stock were held by Eligible Stockholders.

•	As of October 22, 2007, 1,438,055 shares of Common Stock were held by non-Eligible Stockholders.

•	The Company has no current intention to repurchase any shares of Common Stock owned by Stockholders who are not eligible to participate in the Plan; however, the Company will repurchase 88,030 shares of Common Stock that were owned by six (6) terminated employees as of October 22, 2007 whose shares of Common Stock have not yet been repurchased by the Company pursuant to the terms of the Certificate.
Date, Time and Location of the Special Meeting
•	We will hold a special meeting of the Stockholders of the Company at Kiewit Plaza, Omaha, Nebraska 68131, on November 28, 2007 at 9:30 a.m., local time.
Record Date
•	Each holder of record of shares of Common Stock of the Company entitled to vote will have the right to one vote for each such share held.

•	Only holders of record at the close of business on October 11, 2007, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.
Why a Vote is Required
•	Under our Certificate:
•	a change to the Company’s capital structure, including changes to the terms of the Common Stock, requires the affirmative vote of the holders of four-fifths of the Common Stock outstanding;

•	the terms of the Certificate do not presently allow the Administrator to own Common Stock, as would be required in order to implement the Offer to Exchange and Plan, or allow holders of Common Stock to sell or dispose of shares except in a sale to the Company or a transfer to a board of directors-approved transferee; and

•	the terms of the Certificate must be amended and restated to allow Stockholders to exchange their shares with the Administrator and allow the Administrator to hold shares on their behalf, as well as to make ancillary amendments to apply the existing restrictions on Stockholders to participants in the Plan and to prohibit Stockholders eligible to participate in the Plan from owning Common Stock directly.
When the Offer to Exchange will be Made and the Plan Implemented
•	The Offer to Exchange was made concurrently with the delivery of the definitive proxy statement (“Definitive Proxy Statement”), but its completion is subject to the approval of the proposals described herein. The Offer to Exchange will be consummated and the Plan will be implemented as soon as practicable after the conditions thereto (including approval of the proposals described herein) have been satisfied.
Tendering Your Shares
•	If you wish to tender your shares of Common Stock for exchange, you must:
•	complete and sign the letter of transmittal that was delivered to you with the Offer to Exchange in accordance with its instructions;

•	mail or otherwise deliver the letter of transmittal, together with your certificates or any other documents required by the instructions to the letter of transmittal, to us at Peter Kiewit Sons’, Inc., Attention: Douglas A. Obermier, Stock Registrar, Kiewit Plaza, Omaha, Nebraska 68131; and

•	deliver a properly completed and duly executed letter of transmittal to us before the Offer to Exchange expires at 12:00 midnight, Eastern U.S. time, on November 28, 2007.
•	If your lender is U.S. Bank, National Association (“U.S. Bank, N.A.”), no delivery to the Company of certificates for pledged Common Stock is required, although you must complete and return the letter of transmittal that was delivered to you with the Definitive Proxy Statement in accordance with its instructions.

•	If your lender is not U.S. Bank, N.A. and your shares of Common Stock are pledged, you should contact your lender to determine whether or not certificates for tendered pledged Common Stock must be delivered to us.

•	If you have questions or would like to request assistance or additional copies of any documents referred to in the Offer to Exchange, then please contact:
Peter Kiewit Sons’, Inc.
Attention: Douglas A. Obermier, Stock Registrar
Kiewit Plaza
Omaha, Nebraska 68131
Telephone: (402) 342-2052
Facsimile: (402) 271-2965
               Please refer to Section 3 of the Offer to Exchange (“The Offer—Procedures for Tendering Shares of Stock”) set forth in Annex D to the Definitive Proxy Statement and the supplement to the Offer to Exchange (“Offer Supplement”) set forth in Annex A to this supplement, and letter of transmittal delivered to you for instructions on how to properly tender your shares of Common Stock.
Withdrawal of Previously Tendered Shares
•	You may withdraw your tendered shares of Common Stock at any time before the expiration date.

•	If the Offer to Exchange is extended by us beyond that time, you may withdraw your tendered shares of Common Stock at any time until the extended expiration of the Offer to Exchange.

•	In addition, if we have not accepted your tendered shares of Common Stock for exchange before 12:00 midnight, Eastern U.S. time, on December 19, 2007, you may withdraw your tendered shares of Common Stock at any time thereafter.

•	To validly withdraw tendered shares of Common Stock, you must deliver to us a written notice of withdrawal, with the required information, while you still have the right to withdraw the tendered shares of Common Stock. Delivery by fax or e-mail will not be accepted.

•	Your written notice should be sent to the following address:
Peter Kiewit Sons’, Inc.
Attention: Douglas A. Obermier, Stock Registrar
Kiewit Plaza
Omaha, Nebraska 68131
•	The notice of withdrawal must specify the name of the holder who tendered the shares of Common Stock to be withdrawn. Only complete withdrawals will be permitted.

•	The notice of withdrawal should be executed by the holder who tendered the shares of Common Stock to be withdrawn as such holder’s name appears on the certificate representing the shares of Common Stock.
               Please refer to Section 4 of the Offer to Exchange (“The Offer—Withdrawal Rights”) set forth in Annex D of the Definitive Proxy Statement and the Offer Supplement set forth in Annex A to this supplement for a full discussion on your rights to withdraw your shares and the procedures for doing so.
No Appraisal Rights
•	Holders of our Common Stock are not entitled to appraisal rights in connection with the proposed amendment to and restatement of our Certificate, the adoption of the Plan or the Offer to Exchange under the Delaware General Corporation Law, our Certificate or our Amended and Restated By-Laws (our “By-Laws”).
The Purpose, Benefits and Disadvantages of the Proposed Amendment and Offer to Exchange
•	The purposes behind amending and restating the Certificate are:
•	to allow for the Offer to Exchange;

•	to allow the Company to create a wholly-owned subsidiary that will serve as the administrator of the Plan (the “Administrator”); and

•	to allow Stockholders eligible to participate in the Plan to tender their shares of Common Stock in exchange for Interests in the Plan, and to allow the Administrator to hold Common Stock on behalf of the Plan participants.
•	The purpose behind the Offer to Exchange is to transfer record ownership to the Administrator in order to reduce the number of stockholders of record in order to “go private”.

•	The benefits of the Offer to Exchange and going private include:
•	eliminating the public disclosure and other obligations imposed by the Exchange, while maintaining our long history of employee-ownership, such that the Plan participants may continue to vote, earn dividends and benefit from appreciation in the value of the Company; and

•	eliminating the substantial costs of complying with such obligations.
•	The disadvantage of the proposed amendment and Offer to Exchange is
•	you would no longer have access to information regarding the Company in the format required under the Exchange Act; however, the Company will provide you with annual financial and other material information regarding the Company.
Fairness of the Transaction
     Substantive Fairness
•	Our board believes that the Offer to Exchange, the proposal to amend and restate the Certificate, the proposal to adopt the Plan and the termination of the Exchange Act registration of our Common Stock are substantively fair to the Stockholders because:
•	The proposed amendment to and restatement of the Certificate does not adversely change the ultimate rights of any Stockholder.

•	The Offer to Exchange and the related matters have no effect on the value of the Company or the Common Stock, other than the anticipated future savings that will result from terminating the registration requirements.

•	Following the adoption of the proposed amendment to and restatement of the Certificate, Stockholders will keep their existing rights to vote, pledge their shares, sell their shares to the Company and receive dividends with respect to such shares.

•	The consideration offered to Stockholders that accept the Offer to Exchange represents a mere change of form in their beneficial ownership of the Common Stock.

•	The Common Stock and the to-be issued Interests will have identical values. The board considered the fact that the structure of the transaction will not alter the financial position of the Company or the value of the investment held by any participant in the Offer to Exchange, and therefore, did not conduct a detailed analysis of the value of the consideration offered.

•	For U.S. and Canadian federal income tax purposes, participants in the Plan will be treated as if they continued to be the owners of shares of Common Stock. The Company believes, based on the opinions of counsel, that the exchange of shares of Common Stock for Plan Interests will not result in income, gain or loss to an Eligible Stockholder for U.S. or Canadian federal income tax purposes.

•	The Company believes that participants in the Plan will be in effectively the same position as Interest holders as they would be as Stockholders.

•	The Company expects all Stockholders to benefit from the termination of registration, by virtue of increased confidentiality of the Company’s sensitive information and from the cost savings arising from such termination of registration. The Company believes the advantages of deregistration for the Company and unaffiliated Stockholders (which, for this purpose, are considered to be all Stockholders other than the members of the Company’s board and the Company’s executive officers) exceed the disadvantages associated with the termination of registration of the Common Stock.

•	The board considered the fact that the exchange of shares of Common Stock for Interests in the Plan represents a mere shift from direct ownership of Common Stock to indirect ownership of the Common Stock via the Plan and that all Stockholders, including the unaffiliated Stockholders will maintain the same rights and investment risks. Consequently, the Company believes that the Offer to Exchange is substantively fair to all Stockholders, including the unaffiliated Stockholders (i.e., Stockholders who are not officers or directors of the Company), who are eligible to accept, and do accept, the Offer to Exchange.

•	The board considered the fact that unaffiliated Stockholders who are eligible to accept, but do not accept, the Offer to Exchange, will continue to hold their shares of Common Stock subject to the right of the Company to repurchase such shares at an existing formula value pursuant to both the terms of the Certificate and the Company’s standard repurchase agreement. The Company anticipates it will repurchase the shares of Common Stock of unaffiliated Stockholders that are not tendered. Such unaffiliated Stockholders will receive the then-current price per share for their shares of Common Stock, determined by formula under the Certificate, which will not be altered by these transactions. Consequently, the Company believes that the Offer to Exchange is substantively fair to unaffiliated Stockholders, who are eligible to accept, and do not accept, the Offer to Exchange.

•	The Company believes that the Offer to Exchange is substantively fair to unaffiliated Stockholders who are not eligible to participate in the Plan, because such unaffiliated Stockholders will continue to hold shares of Common Stock and will have effectively the same rights as participants in the Plan.

     Procedural Fairness.
•	Our board believes that the Offer to Exchange, the proposal to amend and restate the Certificate, the proposal to adopt the Plan and the termination of the Exchange Act registration of our Common Stock are procedurally fair to the affiliated and unaffiliated Stockholders because:
•	the proposals are being effected in accordance with the applicable requirements under Delaware law;

•	the proposals are being submitted to a vote of the Company’s Stockholders and are subject to the affirmative vote of holders of at least four-fifths of the outstanding shares of our Common Stock, where Delaware law would ordinarily only require an affirmative vote of the holders of at least a majority of the outstanding shares; and

•	based on ownership of our Common Stock at the Record Date at least a majority of the unaffiliated Stockholders must vote “FOR” each proposal in order for the proposals to be approved even if all the affiliated Stockholders (i.e., Stockholders who are officers or directors of the Company) vote “FOR” each proposal.
Recommendation of the Board
•	Our board has determined that the proposals and the Offer to Exchange are advisable and in the best interests of the Company and all of the Stockholders, whether or not a particular Stockholder decides to participate in the Offer to Exchange and the Plan.

•	Our board recommends that you vote “FOR” the proposed amendment to and restatement of the Certificate and “FOR” adopting the Plan proposal. Our board also recommends that our Eligible Stockholders tender their shares of Common Stock pursuant to the Offer to Exchange.
Conditions to the Completion of the Offer to Exchange
•	The completion of the Offer to Exchange is conditioned, among other things, upon:
•	the approval of the amendment to and restatement of the Certificate by the affirmative vote of holders of at least four-fifths of the outstanding shares of our Common Stock; and

•	adoption of the Plan by the affirmative vote of holders of at least four-fifths of the outstanding shares of our Common Stock.
               See Section 6 of the Offer to Exchange (“The Offer—Conditions of the Offer”) set forth in Annex D of the Definitive Proxy Statement and the Offer Supplement set forth in Annex A of this supplement for a more detailed discussion of all the conditions to the completion of the Offer to Exchange.

Significant Conditions or Circumstances in which the Offer to Exchange May Be Amended, Postponed, or Terminated
               The Offer to Exchange is subject to certain conditions that will allow us not to accept any shares of Common Stock tendered for exchange or to terminate the Offer to Exchange, amend the Offer to Exchange, or postpone our acceptance and cancellation of any shares of Common Stock tendered for exchange, despite the approval of the proposed amendment to and restatement of the Certificate and adoption of the Plan. If at any time on or after October 23, 2007, and before the expiration date, we determine that any of the following events has occurred and, in our reasonable judgment, the occurrence of such event makes it inadvisable for us to proceed with the Offer to Exchange or to accept and cancel shares of Common Stock tendered for exchange, we may terminate or amend the Offer to Exchange or postpone the acceptance and cancellation of shares tendered; provided, however, the Company will not terminate the offer solely on the basis of acts or omissions of the Company or upon the failure of any conditions solely under the control of the Company:
•	Stockholders fail to adopt the Plan or approve the amendment to and restatement of the Certificate;

•	after giving effect to the exchange of all shares of Common Stock tendered immediately prior to the end of the expiration date, we do not then believe that we would be eligible to terminate registration of the Common Stock pursuant to Rule 12g-4(a) under the Exchange Act;

•	any government or government agency threatens or institutes an administrative or legal proceeding against us that
•	challenges our ability to make the Offer to Exchange and consummate the transaction;

•	would materially and adversely affect our business, including our financial condition; or

•	otherwise materially impacts our prior determination of the benefits of the Offer to Exchange and proposed deregistration;
•	a legal action or statute, rule, regulation, judgment, order or injunction would or might:
•	make the acceptance for exchange of shares of Common Stock, or issuance of Plan Interests for some or all of the tendered shares of Common Stock illegal or otherwise restrict or prohibit consummation of the Offer to Exchange or otherwise relates in any manner to the Offer to Exchange;

•	delay or restrict our ability, or render us unable, to accept for exchange, or issue Plan Interests for some or all of the tendered shares of Common Stock;

•	materially impair the benefits that we believe we will receive from the Offer to Exchange; or

•	materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or any of our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;
•	any change occurs in generally accepted accounting standards that could or would have any materially adverse effect on the Company when taken together with the Offer to Exchange; or

•	any change occurs in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or in that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries or materially impairs or may materially impair the benefits that we believe we or our stockholders will receive from the Offer to Exchange.
               These conditions to the Offer to Exchange are for our benefit.
               See Section 6 of the Offer to Exchange (“The Offer—Conditions of the Offer”) set forth in Annex D of the Definitive Proxy Statement and the Offer Supplement set forth in Annex A of this supplement for a more detailed discussion of all the conditions to the completion of the Offer to Exchange.
Reservation of Rights to Terminate the Offer to Exchange
•	Our board reserves the right to terminate or to amend the Offer to Exchange or to postpone the acceptance of shares of Common Stock despite the approval of the proposed amendment to and restatement of the Certificate and adoption of the Plan.
               See Section 15 of the Offer to Exchange (“The Offer—Extension of Offer; Termination; Amendment”) set forth in Annex D of the Definitive Proxy Statement and the Offer Supplement set forth in Annex A to this supplement for a more detailed discussion of the powers to amend or terminate the Offer to Exchange retained by the board.
Extension of the Offer to Exchange
•	We may, from time to time, extend the period of time during which the Offer to Exchange is open and delay accepting any shares of Common Stock tendered to us.

•	If we extend the offer period, we will notify you by disseminating notice of the extension by one of the following methods: public announcement, oral notice or written notice or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act.

•	If the Offer to Exchange is extended, then the issue date of the Plan Interests will also be delayed.

•	Our reservation of the right to delay our acceptance and cancellation of shares of Common Stock tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the shares of Common Stock tendered promptly after termination or withdrawal of a tender offer.
Sources of Funds and Financing of the Transaction
•	We believe the financial condition of the Company is not relevant to whether an Eligible Shareholder should tender into the Offer to Exchange, because:

•	We estimate that the total funds required to effectuate the Offer to Exchange will be limited to immaterial legal and administrative costs associated with drafting the Plan and the Certificate amendment and restatement, soliciting our Stockholders’ proxies, making required filings and similar costs;

•	Neither the Offer to Exchange nor the administration of the Plan will require financing by the Company (beyond the use of working capital);

•	We believe that the exchange of Common Stock for Interests should be viewed as a change in form of ownership, rather than a substantively different investment; and

•	We believe that the Company has sufficient capital to pay cash at the formula value, as defined in our Certificate and valued at $56.45 as of October 22, 2007, for the shares of Common Stock of Eligible Stockholders who do not tender their shares.
Interests of the Company’s Directors and Executive Officers in the Transaction
•	Our directors and executive officers are eligible to vote on the proposals and participate in the Offer to Exchange on the same terms as other Stockholders.

•	Each of our directors and executive officers intends to vote for each of the proposals and tender all of their shares of Common Stock in the Offer to Exchange, other than ineligible shares held in previously-approved trusts or other estate planning vehicles, although none of them is required to do so or has entered into any binding agreement to do so.
               See “Special Factors—Interests of Directors and Executive Officers in the Transaction” for information on our directors’ and executive officers’ recent transactions of shares of Common Stock in the Definitive Proxy Statement.
Regulatory Approvals
•	Neither the effectiveness of the proposals nor the Offer to Exchange is subject to the approval of a governmental or quasi-governmental authority or regulator.

U. S. Federal Income Tax Consequences
•	If the amendment to and restatement of the Certificate is approved and the Offer to Exchange is made, the exchange of outstanding shares of Common Stock for Interests in the Plan will not result in income, gain or loss being recognized by a Plan participant for U.S. federal income tax purposes. The Company intends to repurchase the shares of Common Stock owned by Eligible Stockholders and not tendered or accepted for exchange in the Offer to Exchange. Such a purchase of Common Stock by the Company will be a taxable event for U.S. federal and state income tax purposes.
               See “Material U.S. Federal Income Tax Consequences” set forth in this supplement for a more detailed discussion.
Canadian Federal Income Tax Consequences
•	If the amendment to and restatement of the Certificate is approved and the Offer to Exchange is made, the exchange of outstanding shares of Common Stock for Interests in the Plan will not result in income, gain or loss being recognized by a Canadian Plan participant for Canadian federal income tax purposes. The Company intends to repurchase the shares of Common Stock owned by Eligible Stockholders to participate in the Plan and not tendered or accepted for exchange in the Offer to Exchange. Such a purchase of Common Stock by the Company will be a taxable event for Canadian federal and provincial income tax purposes.
     See “Special Factors—Material Canadian Federal Income Tax Consequences” set forth in this supplement for a more detailed discussion.
2. Cautionary Statement Regarding Forward-Looking Statements
               The “Cautionary Statement Regarding Forward-Looking Statements” section appears directly following the “Questions and Answers about the Plan and the Special Meeting” section and immediately before the “Introduction” in the Definitive Proxy Statement.
               The amended “Cautionary Statement Regarding Forward-Looking Statements” section follows in its entirety:
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Those statements herein that involve expectations or intentions (such as those related to the Offer to Exchange or the proposed termination of registration described herein) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of our Stockholders; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 30, 2006. All forward-looking statements are effective only as of the date they are made.

3. Certain Information about the Company
          The “Certain Information about the Company” section appears directly following the “Introduction” and immediately prior to the “Special Factors” section. The text set out below amends that text. Specifically, we have amended our discussion to clarify that our Stockholders who are directors and officers are considered “affiliated” Stockholders and all other Stockholders are considered “unaffiliated” Stockholders.
          The amended and revised “Certain Information about the Company” section follows in its entirety:
CERTAIN INFORMATION ABOUT THE COMPANY
Stockholder Information
     As of October 22, 2007, the Company had more than 1,800 record holders of its Common Stock. All shares of Common Stock are owned subject to the terms of the Certificate. Both the approval of the amendment to and restatement of the Certificate and the adoption of the Plan require the affirmative vote of 15,840,693 shares of Common Stock. As of October 22, 2007, our directors and executive officers as a group beneficially owned 6,083,236 shares of Common Stock, which represented approximately 30.7% of the shares outstanding as of that date. For the purposes of this transaction, the Company considers Stockholders who are directors and officers to be affiliated Stockholders and all other Stockholders to be unaffiliated Stockholders. As of October 22, 2007, the unaffiliated Stockholders of the Company beneficially owned 13,717,630 shares of Common Stock, which represented approximately 69.3% of the shares outstanding as of that date. Because approval of each proposal requires the affirmative rate of 80% of the shares of Common Stock outstanding, at least a majority of the unaffiliated Stockholders must vote “FOR” each proposal in order for the proposals to be approved even if all the affiliated Stockholders vote “FOR” each proposal. Please see “Procedural Fairness” in “Special Factors—Fairness of the Proposals to Stockholders” in the Definitive Proxy Statement and in this supplement for a thorough discussion of the necessary approval by our Stockholders.
4. Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange
          The “Special Factors—Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange” section directly follows the “Special Factors—Consequences of Being a Public Company” section and immediately precedes the “Special Factors—Fairness of the Proposals to Stockholders” section in the Definitive Proxy Statement. The text set out below amends that text to expand and clarify the Company’s discussion of the alternatives that the Company’s board of directors (“Board”) considered in connection with the goal of terminating the registration of the Common Stock under the Exchange Act and why the Board rejected those alternatives.
          The amended and revised “Special Factors—Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange” section follows in its entirety:

Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange
          The Common Stock is registered with the SEC pursuant to Section 12(g) of the Exchange Act. Such registration was effected in accordance with the requirements of Section 12(g), namely that most issuers are required to register, within 120 days, any class of equity security that is held by 500 or more persons on the last day of the issuer’s fiscal year. As an SEC registrant, the Company is subject to the requirements of the Exchange Act and, consequently, has incurred the costs of making required public filings as an expense related to its commitment to employee ownership of the Company. In 2002, Congress enacted the Sarbanes-Oxley Act. This legislation increased the burden of the Company’s public disclosure obligations, both by requiring more disclosure and by decreasing the amount of time allowed to make most disclosures. The Sarbanes-Oxley Act also imposed additional restrictions on the way the Company may manage its affairs. The board and its officers have been forced to dedicate greater time and resources to satisfying our disclosure and other requirements.
          In August 2005, management began to consider alternatives to preserve our ownership structure while reducing the costs and burdens of complying with the Exchange Act. Management considered the potential cost savings of being a private company to be worth further inquiry. On the basis of so-called “no-action” relief granted by the staff of the SEC to other issuers who expected to have 500 or more employee stockholders (relieving those issuers from the registration requirements of Section 12(g) of the Exchange Act), the Company’s management began to pursue similar relief on the Company’s behalf. However, due to a variety of factors (including informal discussion with members of the staff of the SEC), management became convinced that such relief would not be granted in the Company’s present circumstances.
          Management, with the advice of outside legal counsel, considered creating a number of materially different classes of equity securities, none of which could be held by 500 or more persons. However, after further consideration, management became convinced that splitting equity ownership into materially different classes of stock would significantly and adversely alter the Company’s culture.
          Management next considered and recommended to the board the course of action described herein relating to the adoption of the Plan, the making of the Offer to Exchange and terminating the registration of our Common Stock. The board considered the Plan and Offer to Exchange as a method to terminate the registration of the Common Stock under the Exchange Act. Following consideration of the Plan and the Offer to Exchange, the board determined the structure of the transaction provided an appropriate method of achieving the ultimate goal of terminating Exchange Act registration while preserving the Company’s culture of employee ownership. Finding that the Plan and the Offer to Exchange were in the best interests of the Company and the Stockholders, the board selected this structure and considered no other alternatives to take the Company private.
          However, in making its determination, the board considered the alternative of taking no action and of remaining a public reporting company. However, due to the Company’s significant and increasing costs and the other obligations of complying with the requirements of the Exchange Act, the board believed that taking no action would not be in the best interests of the Company and its Stockholders.
          Our board has determined that adopting the Plan and effecting the Offer to Exchange provides the most expeditious and economical method of terminating the registration of Common Stock under the Exchange Act and reducing the burdens that arise from such registration. After consulting with management and outside legal counsel, the board determined that the proposed amendment to and restatement of our Certificate, as described herein, would be necessary to implement the Plan and the Offer to Exchange, and accordingly that making such amendment would be in the best interest of the Company and its Stockholders.

5. Fairness of the Proposals to Stockholders
          The “Special Factors—Fairness of the Proposals to Stockholders” section appears directly following the “Special Factors—Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange” section and immediately preceding the “Special Factors—Recommendations of the Board” section in the Definitive Proxy Statement. The text set out below amends that text to expand the Company’s account of why the Board believes the proposed transaction to be both substantively and procedurally fair. This discussion addresses separately the fairness of the transaction for affiliated and unaffiliated Stockholders. The Company discusses the Board’s reasoning for determining that the transaction is fair. The Company has also augmented its discussion of the fairness of the proposed transaction to explain why our board considered certain common analytical factors to be inapplicable in evaluating this transaction.
          The amended and restated “Special Factors—Fairness of the Proposals to Stockholders” section follows in its entirety.
Fairness of the Proposals to Stockholders
          Our board has considered the amendment to and restatement of the Certificate in light of the proposal to adopt the Plan and our philosophy of employee ownership. The Company believes that the structure of the transaction treats all Stockholders equally and fairly.
          Substantive Fairness
          Our board of directors believes that the transaction, taken as a whole, is substantively fair to and in the best interests of the Company, unaffiliated Stockholders, affiliated Stockholders, Eligible Stockholders and the non-Eligible Stockholders. In this context, the Company considers Stockholders that are directors and officers to be affiliated Stockholders and other Stockholders to be unaffiliated Stockholders. As discussed in the above section “Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange,” our board considered alternatives to the transaction and ultimately determined that adopting the Plan and effecting the Offer to Exchange provides the most expeditious and economical method of achieving the Company’s goal of terminating the registration of Common Stock under the Exchange Act and reducing the burdens that arise from such registration.
          The proposed amendment to and restatement of the Certificate does not adversely change the rights of any Stockholder. Following the adoption of the proposed amendment, Stockholders will keep their existing rights to vote, pledge their shares, sell their shares to the Company and receive dividends with respect to such shares. For U.S. and Canadian federal income tax purposes, participants in the Plan will be treated as if they continued to be the owners of shares of Common Stock and the Company believes, based on the opinion of counsel, that the exchange of shares of Common Stock for Plan Interests will not result in income, gain or loss to Eligible Stockholders for U.S. or Canadian federal income tax purposes. The Plan provides that each Plan participant shall have the right to direct the Administrator to exercise, as agent for, and for the benefit and on behalf of, such Participant, each and every right in respect of the Company that such Participant would enjoy in respect of the Company under law, the Certificate or the By-Laws if such Participant was (and was permitted by the terms of the Certificate to be) the record holder of shares of Common Stock corresponding to the Interests of such Participant. See Section 5.5 (“Other Stockholder Rights”) of the Plan set forth in full in Annex B of the Definitive Proxy Statement.

          The Company believes that participants in the Plan will be in effectively the same position as they would be as holders of Common Stock, with the exception that following deregistration the Stockholders will no longer have access to information in the format required by the Exchange Act. However, the Company intends that Stockholders and Plan participants will receive directly from the Company annual financial and other material information in excess of that required to be delivered by Delaware law. See “Special Factors–How Stockholders Rights and Information will Change” in the Definitive Proxy Statement for greater discussion of what information Stockholders will receive if the Offer to Exchange is completed.
          The proposed amendment to and restatement of the Certificate would allow us to implement the Plan, pursuant to which participants will have rights effectively identical to those now enjoyed by Stockholders. If the amendment to and restatement of the Certificate are approved, the Plan is adopted and the Offer to Exchange is effected by the Company, the Company intends to then terminate the registration of its Common Stock under the Exchange Act. In that event, the Company will no longer be required to make the public disclosures required by the Exchange Act.
          The structure of the transaction will have no effect on the value of the Company, the Common Stock or the Interests in the Plan other than for the anticipated future savings that will result from terminating the registration requirements. The Common Stock and the to-be-issued Interests in the Plan will have identical values. Therefore, the board did not conduct an analysis of financial factors typical to “going private” transactions. Because the Company believes that the structure of the transaction does not alter the financial position of the Company or the ultimate rights of unaffiliated Stockholders, the Company believes such analysis was unnecessary. For this reason, the board determined it was advisable and in the best interest of the Company, its unaffiliated Stockholders and Plan participants (assuming the Plan is implemented), to undertake a transaction to reduce the number of Stockholders to fewer than 300 record holders in order to terminate the registration of the Common Stock under the Exchange Act.
          The Company expects both unaffiliated Stockholders eligible to participate in the Plan and unaffiliated Stockholders not eligible to participate in the Plan, to directly benefit from the termination of registration, by virtue of increased confidentiality of the Company’s sensitive information and the cost savings associated from such termination of registration. The Company believes the advantages of deregistration for the Company and unaffiliated Stockholders exceed the disadvantages associated with the termination of registration of the Common Stock. The Company thus believes that the proposed amendment to and restatement of the Certificate, the Plan and the Offer to Exchange will be substantively fair to all Stockholders, including unaffiliated Stockholders.
          The board considered the fact that the exchange of shares of Common Stock for Interests in the Plan represents a mere shift from direct ownership of Common Stock to indirect ownership of the Common Stock via the Plan and that all Stockholders, including the unaffiliated Stockholders will maintain the same rights and investment risks. The exchange of shares of Common Stock for Interests in the Plan merely represents a change in form of beneficial ownership of Common Stock. Consequently, the Company believes that the Offer to Exchange is substantively fair to all Stockholders, including the unaffiliated Stockholders, that are eligible to accept, and do accept, the Offer to Exchange.
          The board considered the fact that unaffiliated Stockholders that are eligible to accept, but do not accept the Offer to Exchange, will continue to hold their shares of Common Stock subject to the right of the Company to repurchase such shares at an existing formula value pursuant to both the terms of the Certificate and the Company’s standard repurchase agreement. The Company anticipates it will repurchase the shares of Common Stock of unaffiliated Stockholders that are not tendered. Such unaffiliated Stockholders will receive the then-current price per share for their shares of Common Stock determined by formula under the Certificate, which will not be altered by these transactions. Consequently, the Company believes that the Offer to Exchange is substantively fair to all the unaffiliated Stockholders that are eligible to accept, and do not accept, the Offer to Exchange.

          The Common Share Price is the per share price at which the Company buys and sells shares of its Common Stock, and its formula is not being altered by the proposals herein. The price is determined annually as of the Company’s fiscal year end by reference to the excess of our assets (excluding the book value of construction property, plant and equipment) over our liabilities (excluding liabilities for redeemable common stock) and minority interests and the number of shares of Common Stock issued and outstanding, adjusted for any dividends declared subsequent to such fiscal year end. The following table shows the Common Share Price determined as of each of the dates shown.
          December 25, 2004 $38.50
          December 31, 2005 $47.90
          December 30, 2006 $58.30
          The Common Share Price as of October 22, 2007 was $56.45.
          The Company believes that the Offer to Exchange is substantively fair to unaffiliated Stockholders that are not eligible to participate in the Offer to Exchange, because such unaffiliated Stockholders will continue to hold shares of Common Stock and will have effectively the same rights as participants in the Plan.
          The discussion in the remainder of this section on substantive fairness highlights certain factors that are typical to the analysis associated with “going-private” transactions, but which the board did not consider to be relevant in the context of our transaction. Our board considered none of these factors in arriving at its conclusion that the transaction was substantively fair to all (that is, affiliated and unaffiliated) Stockholders.
          Current and Historical Market Prices for the Common Stock of the Company. The Common Stock is not traded or quoted on any stock exchange or quotation system and there is no secondary trading market for the Common Stock. Stockholders have certain rights to sell those shares to the Company at the Common Share Price.
          The value of the Common Share Price as of October 22, 2007 was $56.45. The Interests credited to participants in the Plan correspond on a one-for-one basis with the shares of Common Stock that are tendered to the Company and transferred to the Administrator. Therefore, for each share of Common Stock an Eligible Stockholder tenders in exchange for Interests in the Plan, such an Eligible Stockholder will receive an Interest. When a Plan participant’s Interests are cancelled, either voluntarily or involuntarily, the Company will pay the participant directly the value of the shares of Common Stock that were held by the Administrator in the Plan Account, as agent for and for the benefit of, the Participant. As a consequence, the economic value of a Plan participant’s investment in the Plan is identical to that of a Stockholder.
          Given this economic equality, the current and historical market price for the Common Stock is and will be the same whether a Stockholder holds his or her ownership interest in the Company directly in the form of Common Stock or indirectly as a Participant in the Plan. Therefore, the board did not consider the current and historical market prices to be relevant to assessing the fairness of the exchange of Interests for shares of Common Stock.

          Net Book Value. The book value of the Company reported as of June 30, 2007 was $72.40 per share of Common Stock. See “Financial Information About the Company” in the Definitive Proxy Statement for selected financial information.
          As the Company believes Interests and Common Stock are economically equivalent investments, in that they have effectively identical economic rights and are valued according to the same Common Share Price, the Company believes that the consideration offered in exchange for the Common Stock will not affect the net book value of the Company. Rather, the Company expects that both its Stockholders and the Plan participants will benefit equally (that is, in a proportional amount to their ownership interest in the Company) from the benefit of the Company keeping sensitive information confidential and unavailable to its industry competitors and the cost savings the Company anticipates from the termination of registration.
          Consequently, the net book value of the Company will be unaffected by the transaction. Therefore, the board did not consider the net book value to be relevant to assessing the fairness of the exchange of Interests for shares of Common Stock.
          Going Concern Value. As discussed above, the Company believes the structure of the transaction and the terms of the Offer to Exchange result in the exchange of economically equivalent investments in the Company. The consideration offered to Stockholders who tender represents a mere change of form in their beneficial ownership of their Common Stock. As a consequence, the board believes the going concern value of the Company will be unaffected by the Offer to Exchange. Therefore, the board did not consider going concern value of the Company to be relevant to assessing the fairness of the exchange of Interests for shares of Common Stock.
          Earnings. Upon the consummation of the transaction, the revenue and income of the Company will be unchanged, although accounting standards applicable to public companies will no longer be observed if the Company “goes private”. The exchange of shares of Common Stock for Interests in the Plan represents an economically equivalent investment in the Company for those Eligible Stockholders who accept the Offer to Exchange and are credited with Interests. The change in form of ownership by Eligible Stockholders from direct ownership of Common Stock to indirect beneficial ownership through the Plan will not affect the underlying business of the Company.
          Consequently, the board believes the earnings of the Company will be unaffected by the Offer to Exchange. Therefore, the board did not consider the earnings of the Company to be relevant to assessing the fairness of the exchange of Interests for shares of Common Stock.
          Liquation Value. As discussed above, the Company believes the structure of the transaction and the terms of the Offer to Exchange result in the exchange of economically equivalent investments in the Company. The consideration offered to Stockholders who tender represents a mere change of form in their beneficial ownership of their Common Stock. As a consequence, the board believes the liquidation value of the Company will be unaffected by the Offer to Exchange. Therefore, the board did not consider the liquidation value of the Company to be relevant to assessing the fairness of the exchange of Interests for shares of Common Stock.
          Prior Purchases of Common Stock by the Company. Under the terms of our Certificate, the Common Stock sold by the Company is subject to repurchase rights of the Company. The Certificate also requires that all shares of Common Stock sold by the Company are subject to a repurchase agreement. Repurchases in any year are made at the applicable Common Share Price determined by the terms of our Certificate. The following table sets forth the number of shares of Common Stock repurchased and the average price paid during 2005, 2006, and the six months ended June 30, 2007.

	Total Number of	Average Price
	Shares of Common	Paid per Share of
Period	Stock Repurchased	Common Stock
Fiscal year ended December 31, 2005	14,118,758	$37.76
Fiscal year ended December 30, 2006	1,544,910	$47.64
Fiscal six months ended June 30, 2007	907,104	$58.11
          The Company intends to repurchase any shares of Common Stock owned by Eligible Stockholders and not tendered in the Offer to Exchange in accordance with the provisions provided by the proposed amendment to and restatement of the Certificate described in this proxy statement. In such a repurchase, the Eligible Stockholders who do not tender their shares of Common Stock will receive the Common Share Price in effect at the time the Company gives notice of the repurchase. This price is the same price that such a Stockholder would have been paid if he or she had elected to sell back his or her shares of Common Stock pursuant to the terms of the Certificate and the Company’s standard repurchase agreement. Further, this is the price for the Common Stock in all purchases and sales made by the Company and will be the value of each Interest that an eligible unaffiliated Stockholder could have received by accepting the Offer to Exchange.
          Consequently, the history of prior repurchases does not affect the fairness of the consideration offered in this transaction. Therefore, the board did not consider the history of prior repurchases of Common Stock by the Company to be relevant to assessing the fairness of the exchange of Interests for shares of Common Stock.
          Third-Party Reports. The Company neither sought nor received any report, opinion or appraisal of a third-party in assessing the fairness of the exchange of Interests in the Plan for shares of Common Stock or the fairness of the transaction to the Stockholders. Our directors have not retained an unaffiliated representative to act on behalf of unaffiliated Stockholders for purposes of negotiating terms of the matters described herein or preparing a report concerning the fairness of the transaction.
          Third-Party Offers. The Company is not aware of any offers made by any third-party or unaffiliated person offering to merge with or into the Company, to acquire all or substantially all the assets of the Company, or purchase a controlling interest in the Company’s Common Stock. Therefore, the Company could not rely on such offer to assess the fairness of the Interests in the Plan as consideration for shares of Common Stock.
          Procedural Fairness
          Our board believes that the Offer to Exchange, the proposal to amend and restate the Certificate, the proposal to adopt the Plan and the termination of the Exchange Act registration of our Common Stock are procedurally fair to the Stockholders, including the unaffiliated Stockholders, because, among other things, (i) the proposals are being effected in accordance with the applicable requirements under Delaware law, (ii) the proposals are being submitted to a vote of the Company’s Stockholders and are subject to the affirmative vote of holders of at least four-fifths of the outstanding shares of our Common Stock, where Delaware law would ordinarily only require an affirmative vote of the holders of at least a majority of the outstanding shares and (iii) based on ownership of our Common Stock at the Record Date, at least a majority of the unaffiliated Stockholders must vote “FOR” each proposal in order for the proposals to be approved even if all the affiliated Stockholders vote “FOR” each proposal.
          As noted above, the Company considers Stockholders who are directors and officers to be affiliated Stockholders and other Stockholders to be unaffiliated Stockholders. As of October 22, 2007, our directors and executive officers as a group beneficially owned 6,083,236 shares of Common Stock, which represented approximately 30.7% of the shares outstanding as of that date. Our directors and executive officers are eligible to vote on the proposals and participate in the Offer to Exchange on the same terms as other Eligible Stockholders. As of October 22, 2007, the unaffiliated Stockholders of the Company beneficially owned 13,717,630 shares of Common Stock, which represented approximately 69.3% of the shares outstanding as of that date. Once a quorum has been established at the special meeting of the Stockholder, the holders of at least four-fifths of our issued and outstanding shares of Common Stock must vote “FOR” for each proposal in order for the proposals to be approved. Therefore, both the approval of the amendment to and restatement of the Certificate and the adoption of the Plan require the affirmative vote of 15,840,693 shares of Common Stock.
          The record date for the special meeting was October 11, 2007. On that date, 19,800,866 shares of Common Stock were issued and outstanding and entitled to vote at the special meeting. Based on the share amounts set forth above and assuming the unanimous support of all the affiliated Stockholders, 9,757,457 out of the 13,717,630 shares of Common Stock owned by unaffiliated Stockholders (71.1% of all such shares) would need to be cast in favor in order for the Plan to be adopted and the amendment to and restatement of the Certificate to be approved. The Company believes that the transaction is procedurally fair to unaffiliated Stockholders because the approval of unaffiliated Stockholders holding a majority of all the shares of Common Stock held by all unaffiliated Stockholders is required to adopt the Plan and approve the amendment to and restatement of the Certificate, and because such shares currently are held subject to the repurchase provisions of the Certificate and the repurchase agreements..
          Further, although Stockholders do not have appraisal rights in connection with the proposals set forth herein, Stockholders may elect to sell their Common Stock to the Company pursuant to the terms of the existing Certificate. In addition, Stockholders who are not eligible to participate in the Offer to Exchange and the Plan (i.e., Stockholders who are employees of formerly affiliated entities and Employees’ estate planning vehicles) will continue to own their shares of Common Stock and will keep their existing rights to vote, pledge their shares, sell their shares to the Company and receive dividends with respect to such shares. In addition, the board expects such holders of Common Stock to benefit from the proposed transaction to the same extent as the Plan participants.
          The information set forth under “Source and Amount of Consideration; Terms of Plan Interests” in the Offer to Exchange provides a discussion on the material differences between the Common Stock and Interests in the Plan, and is incorporated herein by reference.
6. Interests of Directors and Executive Officers in the Transaction
          The “Special Factors—Interests of Directors and Executive Officers in the Transaction” section appears directly following the “Special Factors—Source of Funds; Financing of the Transaction” and immediately prior to “Special Factors—Effect of the Approval and Consummation of Proposed Transaction on Peter Kiewit Sons’, Inc.” section in the Definitive Proxy Statement.
          The Company hereby amends the “Interests of Directors and Executive Officers in the Transaction” section to add the following sentences:
          The information set forth under “Directors” on Annex E to the Definitive Proxy Statement is incorporated herein by reference.
          The information set forth under “Officers” on Annex E to the Definitive Proxy Statement is incorporated herein by reference.

7. Material U.S. Federal Income Tax Consequences
          The “Special Factors—Certain U.S. Federal Income Tax Consequences” section appears directly following the “Special Factors—No Other Transaction” section and immediately preceding the “Special Factors—Certain Canadian Federal Income Tax Consequences” in the Definitive Proxy Statement. The text set out below amends that text to re-title the section as “ Special Factors—Material U.S. Federal Income Tax Consequences.” All references to such section are hereby adjusted accordingly.
          The “Special Factors” section in the Definitive Proxy Statement had included a statement incorporating by reference the tax consequences discussion from the Offer to Exchange set forth in Annex D of the Definitive Proxy Statement, which incorporation by reference is hereby replaced with the full text of the “Special Factors—Material U.S. Federal Income Tax Consequences” section that follows below:
Material U.S. Federal Income Tax Consequences
     The following discussion summarizes the material U.S. federal income tax considerations of the Offer to Exchange to a United States person. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, published rulings and pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, or if you are a person subject to special treatment under U.S. federal income tax laws (for example, persons who are not citizens or residents of the United States). This discussion is limited to United States persons who hold their Stock as a capital asset for U.S. federal income tax purposes (generally, an asset held for investment). No ruling has been or will be obtained from the IRS regarding any matter discussed herein. Thus, no assurance can be given that the IRS will not assert, or that a court would not sustain, a contrary position to any of the tax aspects set forth below. Except as expressed below, Skadden Arps has not rendered any legal opinion regarding the tax consequences relating to the Offer to Exchange, the Plan or holding of Plan Interests. The following discussion is not intended to be, nor should it be construed as being, legal or tax advice to any particular person. You must consult your own tax advisor as to the U.S. federal income tax consequences of the Offer to Exchange and related transactions, including the ownership and disposition of Plan Interests, as well as the effects of state, local and non-United States tax laws.
     Treatment of the Plan. The Company has received an opinion from Skadden Arps to the effect that for U.S. federal income tax purposes each Plan participant will be treated as the owner of the Common Stock credited to such participant pursuant to the Plan. As such, you will be treated as the owner of the Common Stock attributable to you in the Plan as well as any dividends, distributions and other payments in respect of the Common Stock attributable to you. Thus, you will be treated as if you continued to be the owner of your Common Stock for U.S. federal income tax purposes.
     You should be aware that an opinion of counsel is not binding on the IRS or any court. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. The opinion of Skadden Arps is based on various representations of the Company and the Administrator and assumptions relating to, among other things, the Plan’s organization, operation, assets and activities, including the assumption that the Plan, at all times, has operated and will continue to operate in accordance with the governing Plan document. Skadden Arps has no obligation to advise the Company, the Plan, the Administrator or any Plan participant of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law.
     Based on such treatment for U.S. federal income tax purposes, the following consequences would be applicable.

     Exchange of Common Stock in the Offer for Plan Interests. The exchange of shares of Common Stock for Plan Interests will not result in income, gain or loss to an Eligible Stockholder for U.S. federal income tax purposes.
     Subsequent Acquisitions of Plan Interests. Your U.S. federal income tax treatment of your subsequent acquisition of Plan Interests will be the same as what your U.S. federal income tax treatment of any subsequent acquisition of Common Stock would have been in the absence of the Plan (i.e., as if you acquired your Common Stock directly).
     Distributions on, and Redemptions/Cancellations of, Plan Interests. The Plan’s sole asset will be Stock of the Company. Your U.S. federal income tax treatment of distributions made by the Company in respect of your interest in the Common Stock held by the Plan will be the same as what your U.S. federal income tax treatment of such distributions would have been in the absence of the Plan (i.e., as if you continued to hold your Common Stock directly).
     Your U.S. federal income tax treatment of repurchases of your Plan Interests will be the same as what your U.S. federal income tax treatment of repurchases of your Common Stock by the Company would have been in the absence of the Plan (i.e., as if you continued to hold your Common Stock directly and you subsequently sold your Common Stock to the Company).
     You will continue to receive after the close of each calendar year (and not later than January 31 of each year) annual tax information relating to Stock distributions on IRS Form 1099 (or substantially similar form as required by law), which is the same type of information reporting you currently receive in the absence of the Plan (i.e., as if you continued to hold your Common Stock directly).
     Tax Attributes of Your Common Stock. Your tax basis and holding period in your Common Stock will not be affected by the creation of the Plan or your participation in the Plan. The Administrator will conduct transactions in Stock permitted under the Plan for you only in the Common Stock attributable to you. To the same extent permissible if you continued to hold your Common Stock directly, you may direct the Administrator that transactions in Stock attributable to you be made with respect to a specifically identified block (or blocks) of Common Stock attributable to you, which would be the case in the absence of the Plan.
     Dissolution and Termination of the Plan. The Company has sole discretion to dissolve and terminate the Plan. The Stock you receive in exchange for your Plan Interests in connection with such dissolution and termination would not be a taxable transaction to you, the Plan or the Company for U.S. federal income tax purposes. Your aggregate tax basis and holding period in the Common Stock you receive would be the same as such tax attributes would have been in the absence of the Plan (i.e., as if you always held your Common Stock directly).
     Common Stock Not Tendered or Not Accepted for Exchange. Assuming approval of the Certificate Amendment, ownership of Common Stock by Eligible Stockholders will be permitted only through interests in the Plan. Therefore, the Company intends to repurchase all shares of Common Stock owned by Eligible Stockholders and not tendered or accepted for exchange (a “Redemption”). Your U.S. federal income tax treatment of a Redemption will be the same as what your U.S. federal income tax treatment of repurchases of your Common Stock by the Company would have otherwise been in the absence of the Plan or the Offer to Exchange. On a Redemption, you will recognize capital gain or capital loss (which will be long term capital gain or loss if your holding period in your Common Stock is more than one year) equal to the difference between the amount of cash you receive for your Common Stock and your tax basis in your Common Stock, provided you do not constructively own Stock held by another person pursuant to Section 318 of the Code (as described in the next paragraph).
     Pursuant to Section 318, in general, you will be treated as owning, among other things, (i) Stock owned by certain of your family members, which includes for this purpose, one’s spouse, children, grandchildren and parents and (ii) Stock owned by entities related to you (such as an estate planning vehicle).
     If you constructively own Stock held by another person pursuant to Section 318, then you must consult your own tax advisor as to whether your Redemption would be treated as a sale of your Common Stock (as described in the first paragraph above under this heading) or as a distribution by the Company with respect to your Common Stock that is treated, first, as a dividend to the extent of your allocable share of the Company’s current or accumulated earnings and profits, next, as a tax-free return of capital to the extent of your tax basis in your Common Stock redeemed; and thereafter, as a capital gain from the sale of your Common Stock (which will be long term capital gain if your holding period for your Common Stock is more than one year).
     Non-U.S. Plan Participants. If you are a tax resident of a country other than the United States, the treatment of the exchange offer and ownership of disposition of Plan Interests under the laws of the country in which you live and work may be different from the treatment for U.S. federal income tax purposes. Tax residents of Canada should refer to “Special Factors—Material Canadian Federal Income Tax Consequences” below for a summary of material Canadian federal income tax consequences of the Offer to Exchange. You must consult your own tax advisor to determine the tax consequences of the Offer to Exchange and ownership of Plan Interests under the laws of the country in which you live and work.
8. Material Canadian Federal Income Tax Consequences.
          The “Special Factors—Certain Canadian Federal Income Tax Consequences” section appears directly following the “Special Factors—Material U.S. Federal Income Tax Consequences” section and immediately preceding the “Special Factors—Accounting Consequence of the Transactions” in the Definitive Proxy Statement. The text set out below amends that text to re-title the section as “Special Factors—Material Canadian Federal Income Tax Consequences.” All references to such section are hereby adjusted accordingly.
          The “Special Factors” section in the Definitive Proxy Statement had included a statement incorporating by reference the tax consequences discussion from the Offer to Exchange set forth in Annex D of the Definitive Proxy Statement, which incorporation by reference is hereby replaced with the full text of the “Special Factors—Material Canadian Federal Income Tax Consequences” section that follows below:
Material Canadian Federal Income Tax Consequences
     The following discussion summarizes the material Canadian federal income tax consequences of the Offer to Exchange for a participant who is resident in Canada, holds Common Stock as capital property, and is not affiliated with and deals at arm’s length with the Company, all for purposes of the Income Tax Act (Canada) (a “Canadian Participant”) and ownership of Plan Interests by a Canadian Participant.
     This summary is based on the current provisions of the Income Tax Act (Canada) (the “Canadian Act”) and the regulations thereunder (the “Canadian Regulations”) in force on the date hereof, specific proposals (the “Tax Proposals”) to amend the Canadian Act or the Canadian Regulations publicly announced by the Minister of Finance prior to the date hereof and an understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). Except for the Tax Proposals, this summary does not take into account or anticipate any proposed changes to the law or to the CRA’s administrative and assessing practices, whether by legislative, governmental or judicial actions.
     The following discussion is intended to be a general description of the Canadian federal income tax considerations of the Offer to Exchange generally applicable to a Canadian Eligible Stockholder. This discussion is not intended to be, nor should it be construed as being, legal or tax advice to any particular Canadian Eligible Stockholder. Each Canadian Eligible Stockholder is urged to consult such Eligible Stockholder’s own tax advisor as to the tax consequences of the Offer to Exchange and related transactions, including the ownership and disposition of Plan Interests, as well as the applicability and effect of any provincial, local or foreign laws and of changes in applicable tax laws.

     Treatment of the Plan. This Canadian federal income tax discussion is based on the assumption that the character of the legal relationships created by the Plan under the governing Delaware law will be as described in the Plan, that is as a mere contractual arrangement under which the Administrator will hold record title to the Common Stock exchanged by a particular participant in the Plan as agent for that particular participant as beneficial owner of such Common Stock. The Company has received an opinion from Blake, Cassels & Graydon LLP (“Blakes”) to the effect that a Canadian Participant will be treated as continuing to be the beneficial owner of the Common Stock exchanged for an interest in the Plan that represents such Common Stock for Canadian federal income tax purposes. The opinion of Blakes is based on various representations and assumptions relating to, among other things, the legal relationships created under the Plan, including that the legal relationships created under the Plan will not be characterized as involving a trust, partnership or co-ownership arrangement. If any of the representations or assumptions are incorrect, the Canadian federal income tax considerations would be materially different from those described below.
     You should be aware that an opinion of counsel is not binding on CRA or any court. Accordingly, no assurance can be given that the CRA would not assert, or that a court would not sustain, a contrary position. Blakes has no obligation to advise the Company, the Plan, the Administrator or any Plan participant of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law.
     Based on the assumptions set forth above as to the legal characterization of the relationships created under the Plan, the following consequences would be applicable:
     Exchange of Common Stock in the Offer for Plan Interests. The exchange by a Canadian Participant of record ownership of shares of Common Stock for Plan Interests will not result in income, gain or loss being recognized by the Canadian Participant for Canadian federal income tax purposes.
     Subsequent Acquisitions of Plan Interests. The Canadian federal income tax treatment of a subsequent acquisition by a Canadian Participant of Plan Interests representing allocable shares of Common Stock will be the same as the Canadian federal income tax treatment that would have applied to an acquisition of Common Stock in the absence of the Plan (i.e. as if record ownership of the Common Stock were acquired directly).
     Distributions on, and Redemptions/Cancellations of, Plan Interests. The Canadian federal income tax treatment of a Canadian Participant with respect to receipt from the Company of dividends and other distributions on the allocable Common Stock held by the Administrator on behalf of the Canadian Participant will be the same as the Canadian federal income tax treatment of such dividends and other distributions in the absence of the Plan (i.e. as if record ownership of the Common Stock continued to be held directly). The Canadian federal income tax treatment of a Canadian Participant whose allocable Common Stock held by the Administrator is repurchased by the Company will be the same as the Canadian federal income tax treatment would have been in the absence of the Plan (i.e. as if record ownership of the Common Stock continued to be held directly and you subsequently sold your Common Stock to the Company).
     Tax Attributes of Your Common Stock. The adjusted cost base for Canadian federal income tax purposes of a Canadian Participant’s Common Stock will not be affected by the creation of the Plan or participation in the Plan.
     Dissolution and Termination of the Plan. If the Company decides to terminate the Plan, and a Canadian Participant becomes the record owner of Common Stock previously held for such Canadian Participant’s benefit under the Plan, there will be no taxable event for Canadian federal income tax purposes.
     Common Stock Not Tendered or Not Accepted for Exchange. If shares of Common Stock held by a Canadian Participant are not tendered or accepted for exchange for interests in the Plan, then if such Common Stock is repurchased by the Company, the Canadian Participant would realize a capital gain (or capital loss) to the extent that the proceeds of disposition (less reasonable costs of disposition) exceed (or are exceeded by) the adjusted cost base to such Canadian Participant of such Common Stock. If such transaction is treated as a dividend for U.S. federal income tax purposes and if such Canadian Participant is subject to U.S. withholding tax, such Canadian Participant may be able to claim a foreign tax credit with respect to such U.S. withholding tax, subject to the detailed rules and limitations in the Canadian Act.

ANNEX A
SUPPLEMENT TO THE OFFER TO EXCHANGE

PETER KIEWIT SONS’, INC.
SUPPLEMENT TO
OFFER TO EXCHANGE
OUTSTANDING SHARES OF COMMON STOCK
OF PETER KIEWIT SONS’, INC.
FOR INTERESTS IN THE
PETER KIEWIT SONS’, INC. EMPLOYEE OWNERSHIP PLAN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 12:00 MIDNIGHT, EASTERN U.S. TIME, ON NOVEMBER 28, 2007
UNLESS THE OFFER IS EXTENDED BY PETER KIEWIT SONS’, INC.

     The following information is provided to supplement and amend the Offer to Exchange Outstanding Shares of Common Stock of Peter Kiewit Sons’, Inc. for Interests in the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Offer to Exchange”), dated October 23, 2007. A supplement to the Company’s definitive proxy filed on October 23, 2007 is being filed with the Securities and Exchange Commission concurrently with this supplement to the Offer to Exchange. This supplement to the Offer to Exchange is being delivered to provide the supplemental information set forth herein.
     Except as amended or supplemented below, the original terms and conditions of the Offer to Exchange remain in effect. This Offer Supplement may be transmitted to you via electronic mail. Hard copies of this Offer Supplement may be obtained at no cost by contacting us at Peter Kiewit Sons’, Inc., Attention: Douglas A. Obermier, Stock Registrar, Kiewit Plaza, Omaha, Nebraska 68131.
     If you have already tendered your shares of Common Stock and do not wish to withdraw your tendered shares of Common Stock, then no further action is required.

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1. Prompt Delivery
          The Company hereby amends the Offer to Exchange to include the following disclosure and to replace all similar references:
     Subject to our rights to extend, terminate and amend the offer, we will accept promptly after the expiration date all properly tendered shares of Stock by Eligible Employees that are not validly withdrawn and, on behalf of such participating Eligible Employees, we will transfer record ownership of the shares of Stock tendered by participating Eligible Employees to the administrator of the Plan, to be held by the administrator as agent for, and on behalf of, the respective participating Eligible Employees subject to the terms of the Plan.
2. Conditions of the Offer—Right to Terminate
          Reference is made to Section 6 of the Offer to Exchange, “Conditions to the Offer.” The sentence that reads “We may assert any of the above conditions in our sole discretion regardless of the circumstances giving rise to them prior to the expiration date.” is hereby deleted and replaced with the following:
     We may assert any of the above conditions in our sole discretion regardless of the circumstances giving rise to them prior to the expiration date; provided, however, the Company will not terminate the offer solely on the basis of acts or omissions of the Company or upon the failure of any conditions solely under the control of the Company.
3. Conditions of the Offer—Waiver of Conditions
          Reference is made to Section 6 of the Offer to Exchange, “Conditions to the Offer.” The sentence that reads “We may waive them, in whole or in part, at any time and from time to time, prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer.” is hereby deleted and replaced with the following:
     We may waive them, in whole or in part, at any time and from time to time, prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer; provided that to the extent we waive a condition for any tendering stockholder, we will waive such condition for all tendering stockholders.
4. Conditions of the Offer—Determinations of the Company
          Reference is made to Section 3 of the Offer to Exchange, “Procedures for Tendering Shares of Stock.” The second sentence in the third paragraph that reads “Our determination of these matters will be final and binding on all parties.” is hereby deleted.

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          Reference is made to Section 4 of the Offer to Exchange, “Withdrawal Rights.” The third sentence of the fifth paragraph that reads “Our determination of these matters will be final and binding on all parties.” is hereby deleted.
          Reference is made to Section 6 of the Offer to Exchange, “Conditions of the Offer.” The final sentence of the final paragraph that section that reads “Any determination we make concerning the events described in this Section 6 will be final and binding upon everyone.” is hereby deleted.
5. Material U.S. Federal Income Tax Consequences
          The Company hereby amends the Offer to Exchange to re-title the sections headings “Certain U.S. Federal Income Tax Consequences” and “Certain Canadian Federal Income Tax Consequences”, respectively to “Material U.S. Federal Income Tax Consequences” and “Material Canadian Federal Income Tax Consequences.” The Company hereby amends the Offer to Exchange to adjust all cross-references referring to these sections accordingly.

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PETER KIEWIT SONS’, INC.
SUPPLEMENT TO
OFFER TO EXCHANGE
OUTSTANDING SHARES OF COMMON STOCK
OF PETER KIEWIT SONS’, INC.
FOR INTERESTS IN THE PETER KIEWIT SONS’, INC. EMPLOYEE OWNERSHIP PLAN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 12:00 MIDNIGHT, EASTERN U.S. TIME, ON NOVEMBER 28, 2007,
UNLESS THE OFFER IS EXTENDED BY PETER KIEWIT SONS’, INC.

          Any questions or requests for assistance or additional copies of any documents referred to in this supplement to the offer to exchange or in the offer to exchange may be directed to:
Peter Kiewit Sons’, Inc.
Attention: Douglas A. Obermier, Stock Registrar
Kiewit Plaza
Omaha, Nebraska 68131
Telephone: (402) 342-2052
Facsimile: (402) 271-2965

          November 21, 2007